EXHIBIT 99.1

WaferGen Bio-systems Reports Results for First Quarter 2015

Company Continues to Advance Single Cell Analysis Technology, Full Commercial Launch Expected by End of 2015

Early Access Program for WaferGen’s Single Cell Analysis Technology Initiated; Company Collaborating with Genentech, National Jewish Hospital and Karolinska Institutet

Company Reiterates 2015 Revenue Guidance

FREMONT, California -- May 11, 2015 – WaferGen Bio-systems, Inc. (NasdaqCM: WGBS) announced today its financial results for the first quarter ended March 31, 2015, and provided a corporate update.

Key Recent Highlights

•	Early Access Program for WaferGen’s single cell analysis technology initiated; National Jewish Hospital and Karolinska Institutet join Genentech as WaferGen collaborators
•
Entered into an industrial partnership with Procter & Gamble whereby Procter & Gamble will utilize WaferGen’s SmartChip MyDesign™ quantitative PCR System to conduct various gene expression and other studies

•	Hosted a KOL webinar on the topic of “Clinical NGS Testing Strategies for Oncology and Rare Disease”
•	Established, in concert with partner, BGI, successful proof-of-concept of WaferGen’s single cell technology, which is based on WaferGen’s proprietary SmartChip platform
•
Produced positive results in collaboration with the Broad Institute in a study aimed at validating the utility of WaferGen’s SmartChip technology for isolating and studying single cells via Next-Gen Sequencing (NGS)

•
Entered into a research collaboration with the Familial Breast Cancer Research Unit of the Women’s College Research Institute at the University of Toronto with the goal of enabling affordable, large-scale BRCA1 and BRCA2 screening for the general population

“I am pleased to announce that we have launched the Early Access Program for our single cell analysis technology, and that National Jewish Hospital in Denver, CO, and Karolinska Institutet in Sweden, have joined Genentech as WaferGen collaborators,” said Ivan Trifunovich, President and CEO of WaferGen.  “These diverse partners are indicative of the broad global interest from industry and academia in our singe cell analysis technology.  With our Early Access Program launch underway, we now look forward to our full commercial launch before the end of this year.  Based on our first quarter revenues, and our outlook for the remainder of 2015, we continue to expect full-year 2015 revenue of $8.0 - $8.5 million.”

First Quarter Ended March 31, 2015
For the three months ended March 31, 2015, product revenue decreased by $260,000, or 20%, as compared to the three months ended March 31, 2014. Total revenue, including license and royalty revenue, for the three months ended March 31, 2015, was $1.1 million, an 18% decrease from the three months ended March 31, 2014.  The decrease is primarily due to a reduction in sales of SmartChip capital equipment in the three months ended March 31, 2015, with revenue of $102,000, down 83% from the 2014 period, with certain potential customers unable to get their capital expenditure budgets released. Quarterly sales of SmartChip consumables and services exceeded $0.5 million for the first time, up 170% from the three months ended March 31, 2014.

License and royalty revenue was unchanged at $125,000 in the three months ended March 31, 2015.

In the first quarter of 2015, gross profit was $732,000 and gross margin was 64%, compared to gross profit of $799,000 and gross margin of 57%, in the first quarter of 2014.

Operating expense for the three months ended March 31, 2015, totaled $5.3 million, compared to $3.5 million in the first quarter of 2014.  Sales and marketing expense was $1.2 million for the three months ended March 31, 2015, not significantly different from the $1.3 million spent in the first quarter of 2014.  Research and development expense increased $1.1 million, or 81%, as compared to the first quarter of 2014, principally due to increased activity related to Single Cell development and accrued bonus expense.  General and administrative expense increased $790,000, or 97%, as compared to the first quarter of 2014, principally due to increased stock compensation and accrued bonus expense.

Net loss attributable to stockholders for the first quarter ended March 31, 2015 was $4.8 million, or $(0.85) per share, compared to a net loss of $2.5 million, or $(2.79) per share in the first quarter of 2014.

As of March 31, 2015, WaferGen had cash and equivalents of $11.2 million.

2015 Guidance
WaferGen continues to expect full-year 2015 revenue of $8.0 - $8.5 million, which excludes revenue from our single cell products, presently being developed.  At present, we cannot predict with any degree of certainty the timing of revenue for the single cell products we intend to commercialize.

Conference Call & Webcast
Monday, May 11, 2015 @ 5:00pm Eastern/2:00pm Pacific
Domestic:	877-407-3982
International:	201-493-6780
Conference ID:	13606993
Webcast:	http://public.viavid.com/player/index.php?id=114031

Replays available until May 25, 2015
Domestic:	877-870-5176
International:	858-384-5517
Passcode:	13606993

About WaferGen
WaferGen Bio-systems, Inc. is a life science company that offers innovative genomic solutions for clinical testing and research.  The SmartChip MyDesign™ Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping.  The SmartChip TE System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS).  The Seq-Ready TE™ System, powered by SmartChip massively-parallel singleplex PCR technology, is an innovative one-step target enrichment and library preparation solution.  The Company now also offers the Apollo 324™ product line used in library preparation for NGS.  These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.  In addition, WaferGen has established proof-of-

concept for its single cell technology, which is based on the Company’s SmartChip™ platform. WaferGen’s scientists have successfully isolated single cells and produced excellent results in downstream processing of these individual cells, including RNA sequencing.

For additional information, please see http://www.wafergen.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

INVESTOR CONTACTS:

WaferGen Bio-systems, Inc.
Ivan Trifunovich
ivan.trifunovich@wafergen.com
(510) 651-4450

LifeSci Advisors, LLC
Brian Stollar
bstollar@lifesciadvisors.com

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenue:
Product	$1,021	$1,281
License and royalty	125	125

Total revenue	1,146	1,406

Cost of product revenue	414	607

Gross profit	732	799

Operating expenses:
Sales and marketing	1,233	1,273
Research and development	2,471	1,367
General and administrative	1,602	812

Total operating expenses	5,306	3,452

Operating loss	(4,574)	(2,653)

Other income and (expenses):
Interest expense, net	(106)	(103)
(Loss) gain on revaluation of warrant derivative liabilities, net	(64)	216
Miscellaneous expense	(60)	(3)

Total other income and (expenses)	(230)	110

Net loss before provision for income taxes	(4,804)	(2,543)

Provision for income taxes	2	3

Net loss	$(4,806)	$(2,546)

Net loss per share - basic and diluted	$(0.85)	$(2.79)

Shares used to compute net loss per share - basic and diluted	5,660	911

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$11,182	$14,732
Accounts receivable	1,034	1,481
Inventories, net	847	813
Prepaid expenses and other current assets	289	380

Total current assets	13,352	17,406

Property and equipment, net	821	869
Goodwill	990	990
Intangible assets, net	1,250	1,362
Other assets	80	80

Total assets	$16,493	$20,707

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,624	$1,494
Accrued payroll and related costs	953	1,379
Current portion of long-term debt	118	117
Other current liabilities	925	832

Total current liabilities	3,620	3,822

Long-term debt, net of discount and current portion	2,295	2,235
Warrant derivative liabilities	190	126
Other liabilities	368	444

Total liabilities	6,473	6,627

Stockholders’ equity:
Common Stock	106,357	105,611
Accumulated deficit	(96,337)	(91,531)

Total stockholders’ equity	10,020	14,080

Total liabilities and stockholders’ equity	$16,493	$20,707